UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 7, 2007

ACUSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50405	04-3208947
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

500 Arsenal Street

Watertown, Massachusetts 02472

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code  (617) 648-8800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Acusphere, Inc. (the “Company”) is filing this Current Report on Form 8-K in connection with the approval by the Compensation Committee of the Company’s Board of Directors of amended forms of stock option agreements under the Company’s 2003 and 2005 Stock Option and Incentive Plans. These amended forms, as approved by the Compensation Committee, were used in connection with stock option awards made by the Compensation Committee on February 7, 2007 to various executive officers and employees of the Company.  Copies of these amended forms of agreement are filed herewith and incorporated herein by reference. The amendments were made primarily to address matters related to the survival of such awards in the event of the option holder’s retirement, death or disability.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.01	Form of Incentive Stock Option Agreement (2003 Stock Option and Incentive Plan)
10.02	Form of Non-Statutory Stock Option Agreement (2003 Stock Option and Incentive Plan)
10.03	Form of Incentive Stock Option Agreement (2005 Stock Option and Incentive Plan)
10.04	Form of Non-Statutory Stock Option Agreement (2005 Stock Option and Incentive Plan)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.

Dated: February 13, 2007	By:	/s/ John F. Thero
		Name:	John F. Thero
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.01	Form of Incentive Stock Option Agreement (2003 Stock Option and Incentive Plan)
10.02	Form of Non-Statutory Stock Option Agreement (2003 Stock Option and Incentive Plan)
10.03	Form of Incentive Stock Option Agreement (2005 Stock Option and Incentive Plan)
10.04	Form of Non-Statutory Stock Option Agreement (2005 Stock Option and Incentive Plan)